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                                                                    EXHIBIT 99.1


              NEBRASKA BOOK COMPANY, INC. AND NBC ACQUISITION CORP.
                     CHANGE ACCOUNTING FOR OPERATING LEASES


      LINCOLN, NE -- (March 28, 2005) -- Nebraska Book Company, Inc. and NBC Acquisition Corp., Nebraska Book Company, Inc.'s parent company, announced today that they will correct their accounting for operating leases to conform to generally accepted accounting principles. As a consequence, each company will restate its annual results included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its quarterly results included in its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ending March 31, 2005.

      This change has no effect on the cash position or revenue for either company.

      A variety of companies, including others in the retail industry, have announced similar changes in their accounting and corresponding restatements of their financial results in the wake of recent clarifications by the Office of the Chief Accountant of the Securities and Exchange Commission of certain issues related to lease accounting.

      Nebraska Book Company is a leading provider of products and services to the college marketplace. The Company is one of the largest wholesale distributors of used college textbooks in North America. The Company also operates college bookstores at 124 locations across the country. Finally, the Company provides a variety of other services and products to its customers including distribution of distance education materials and sales of college bookstore management and e-commerce software.

                                      * * *

CONTACT:  Alan G. Siemek
          Chief Financial Officer
          (402) 421-0499


                             "SAFE HARBOR" STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


      This press release may contain or incorporate by reference certain statements that are not historical facts, including statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address events, transactions or developments that are expected or anticipated to occur in the future are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors that may cause the actual performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, both Nebraska Book Company, Inc. and NBC Acquisition Corp. claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Neither Nebraska Book Company, Inc. nor NBC Acquisition Corp. will undertake and each specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.








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